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                               SERVICE AGREEMENT

THIS AGREEMENT made this 30th day of June, 1997 by and between CONTROL GROUP LTD, a Delaware corporation having its principle office located at 1401 Silverside Road, Wilmington, Delaware 19810 (hereinafter referred to as "Company"), and The Provident Bank, an Ohio corporation having its principle place of business at One East Fourth Street, Cincinnati, Ohio 45202 (hereinafter referred to as "Client"), provides as follows:

                                   WITNESSETH

WHEREAS, Company is a service organization engaged in the profession of providing certain marketing services (hereinafter collectively referred to as "Services") to financial institutions, and

WHEREAS, Client has requested Company to supply such Services.

NOW THEREFORE, the parties, for the consideration set forth within and intending to be legally bound, do hereby agree, upon the following:

                           ARTICLE 1 - THE SERVICES

1.1 Company will perform for Client the services set forth in each Project Memorandum that the parties, by mutual agreement, may add to this Agreement from time to time (hereinafter referred to as "Services"). At a minimum, each Project Memorandum will include the service description, production schedule and pricing that pertain to the Services covered by the Project Memorandum.

1.2 Subject to Company's confidentiality obligations under this agreement, Company may perform similar Services for others.


                           ARTICLE 2 - COMPENSATION

2.1 Compensation to Company. Client agrees to compensate Company as provided in the pricing terms set forth in each Project Memorandum attached as Appendix
     (I) and as Appendix (II) and made a part hereof, as they may be amended from time to time in writing by mutual consent of the parties.

                         ARTICLE 3 - TERM OF AGREEMENT

3.1 Term. The term of this Agreement shall be from the date hereof through December 31, 1999.

3.2 Termination. Client may terminate this Agreement, with or without cause, by giving 90 days written notice.
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3.3  Termination for Cause. This Agreement shall automatically terminate upon the insolvency, liquidation, dissolution, cessation of business or the filing of bankruptcy petition by or against either party hereto.

3.4 Obligations Upon Termination. Upon notice of termination, Company shall use its best efforts to assist in the orderly transition of services to a new contractor or to assist Client in the dissolution of the programs provided for under this Agreement.

If Client terminates this Agreement for any reason except gross negligence of Company or willful disregard of Client's interests, Client shall compensate Company for Services following notice of termination, as specified in section
2.1. Such expenses may include, but are not limited to printing costs, customer list purchases, creative services, telemarketing costs, shipping costs, material destruction costs, communication expenses, travel and living expenses. In addition, any authorized reasonable out of pocket expenses involved in the termination, transfer or dissolution of Services rendered by Company shall be reimbursed by Client.

Upon Client's request, Company agrees to provide Services on a day to day basis following conclusion of the termination notice period. Such day to day services will continue for a period not to exceed 30 days, unless otherwise agreed to, in writing by Company. Client shall pay Company fees for such day to day services in accordance with Section 2.1.

                          ARTICLE 4 - INDEMNIFICATION

4.1 Company agrees to indemnify and hold Client harmless from any and all claims damages and liabilities arising or resulting directly from any loss or damage to Client from the Services described herein due to the negligent act or omission or willful misconduct of Company, its officers, agents and employees.

4.2 Client agrees to indemnify and hold Company harmless from any and all claims, damages and liabilities arising or resulting directly from any loss or damage to Company from the Services described herein due to the negligent act or omission of Client, its officers, agents and employees.

4.3 In no event shall either party be liable to the other for any special, indirect, incidental or consequential damages relating to the subject matter of or arising out of this Agreement.

                   ARTICLE 5 - REPRESENTATION AND WARRANTIES

5.1 Representations and Warranties of Company. Company represents and warrants to Client that:

     5.1.1 It is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     5.1.2 It is duly authorized to enter into this Agreement and to perform its obligations hereunder.

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     5.1.3  To the best of its belief and knowledge, the performance of its obligations under this Agreement is in compliance with all applicable laws and regulations.

     5.1.4 To the best of its belief and knowledge, Company has no administrative adjudication pending or entered against it.

5.2 Representations and Warranties of Client. Client represents and warrants to Company that:

     5.2.1 It is a duly organized Ohio banking corporation validly existing and in good standing under the laws of the State of Ohio.

     5.2.2 It is duly authorized to enter into this Agreement and to perform its obligations hereunder.

     5.2.3 To the best of its knowledge, the performance of its obligations under this agreement is in compliance with all applicable banking laws and regulations.

                        ARTICLE 6 - GENERAL PROVISIONS

6.1 Relationship of the Parties. Company and its affiliates are independent contractors and not the agents of, or co-venturers with Client, its parent company, affiliates or subsidiaries.

6.2 Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from the acts of God, strikes, lockouts, riots, acts of war fire and similar events beyond the reasonable control of the parties.

6.3 Confidentiality. Company acknowledges that all material and information regarding the business systems and practices of Client, customer lists and financial data, which will come into the possession or knowledge of Company in connection with this Agreement or performance thereof, consists of confidential and proprietary data, which disclosure to or use by third parties may be damaging, excepting only information otherwise publicly available. Company agrees to hold such material and information in confidence, not to make use thereof other than for the performance of the Agreement, to release it only to its employees, officers and agents or the officers and employees of any affiliate requiring such information, or to vendors and other third parties with whom negotiations are under way for the benefit of Client, and then only to the extent necessary for the performance of Services under this Agreement.

     Client acknowledges that information regarding the business systems and practices of Company which will come into the possession of Client in connection with this agreement or performance thereof, consists of confidential and proprietary data, whose disclosures to or use by third parties will be damaging, excepting only information which is otherwise publicly available. Client agrees to hold such material and information in confidence, not to make use thereof other than for the performance of its obligations under this contract, to release it only to its employees, officers or the

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     officers or employees of any affiliate requiring such information, and then only to the extent necessary for the performance of its obligations under this agreement.

6.4 Headings Not Controlling. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

6.5 Entire Agreement. This Agreement and all Project Memorandums added from time to time to this agreement constitute the entire agreement between the parties with respect to the subject matter hereof and all prior agreements, representations, statements and negotiations are superseded hereby.

6.6 Partial Invalidity. If any term or provision of this Agreement shall be found to be illegal or unenforceable then, notwithstanding, this Agreement shall remain in full force and effect and such term or provision shall be deemed stricken unless the illegal or unenforceable provision to be stricken herefrom is so material that Client is thereby rendered unable to receive and obtain the material benefits of this Agreement, in which case this Agreement shall be terminated upon the determination by either party that any provision hereof is illegal or unenforceable.

6.7 Non-Waiver. No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived and consented. Any consent by any party to, or any waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of or excuse for any other different or subsequent breach.

6.8 Amendments. No amendment of this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties.

6.9 Agreement Assignable by Client. This Agreement may be assigned by Client to another affiliate or parent corporation thereof without the consent of the Company. Client may not assign this Agreement to other parties without the prior written agreement of Company, which agreement shall not be unreasonably withheld.

6.10 Agreement Not Assignable by Company. This Agreement may not be assigned by Company without the prior written consent of Client, which agreement shall not be unreasonably withheld.

6.11 Choice of Law. This Agreement shall be interpreted according to the laws of the State of Ohio in connection with any dispute regarding its interpretation between Client and Company.

6.12 Notices. All notices under this Agreement shall be in writing and deemed duly given upon delivery, if delivered by hand (against receipt), or five days after posting, if sent by certified mail, receipt requested, or upon receipt, if delivered by any recognized courier service (against confirmation of delivery) or upon receipt, if delivered by facsimile transmission (against confirmation of transmission).

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               If to Client:      The Provident Bank
                                  One East Fourth Street
                                  Cincinnati, Ohio 45202
                                  ATTN.: James Geeslin.
                                  Facsimile Number: (513) 345-7137

               If to Company:     Control Group Ltd.
                                  1401 Silverside Road
                                  Wilmington, DE 19810
                                  ATTN.: Project Manager
                                  Facsimile Number: (302) 475-2922

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date set forth above.


                                  COMPANY:
                                  CONTROL GROUP LTD.
                                  a Delaware corporation


                                  /s/ William J. DeGrosky, Jr.
                                  --------------------------------
                                  By:   William J. DeGrosky, Jr.
                                  Title:  President


                                  CLIENT:
                                  The Provident Bank, an Ohio
                                  Banking Corporation


                                  /s/ James Geeslin
                                  --------------------------------
                                  By:  James Geeslin
                                  Title:  Vice President

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